Exhibit 99.1

SKYLAR BODY, INC.

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2021 AND 2020

F-1

INDEPENDENT AUDITORS REPORT

Independent Auditor’s Report

Board of Directors and Stockholders

Skylar Body, Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Skylar Body, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of loss, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements (the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Macias Gini & O’Connell LLP

Irvine, California

July 21, 2023

F-2

SKYLAR BODY, INC.

BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS

Current Assets:
Cash and cash equivalents	$1,683,489	$5,465,729
Accounts receivable, net	429,494	18,646
Inventory	962,923	596,509
Prepaid expenses and other assets	365,476	262,595
Total Current Assets	$3,441,382	$6,343,479

Property and equipment, net	28,919	33,062
Intangibles, net	31,667	36,667
Total Assets	$3,501,968	$6,413,208

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$951,061	$679,462
Accrued liabilities	1,588,539	504,753
Total Current Liabilities	$2,539,600	$1,184,215

Notes payable	5,865,000	5,865,000
Total Liabilities	$8,404,600	$7,049,215

Commitments and Contingencies

Stockholders’ Deficit
Preferred A, $.0001 par value; 8,221,919 shares authorized; 8,221,919 shares issued and outstanding, at December 31, 2021 and December 31 2020	822	822
Preferred Series 1, $.0001 par value; 8,487,519 shares authorized; 8,487,519 shares issued and outstanding, at December 31, 2021 and December 31 2020	849	849
Preferred Series 2, $.0001 par value; 2,242,014 shares authorized; 2,242,014 shares issued and outstanding, at December 31, 2021 and December 31 2020	224	224
Common stock, $.0001 par value; 40,947,757 shares authorized at December 31, 2021 and 2020; 16,179,874 and 10,819,875 shares issued and outstanding, at December 31, 2021 and 2020	1,618	1,082
Additional paid in capital	13,756,245	12,707,388
Accumulated deficit	(18,662,390)	(13,346,372)
Stockholders’ Deficit	$(4,902,632)	$(636,007)

Total Liabilities and Stockholders’ Deficit	$3,501,968	$6,413,208

The accompanying notes are an integral part of these financial statements.

F-3

SKYLAR BODY, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2021	December 31, 2020

Revenue	$8,835,330	$6,604,487

Cost of goods sold	3,177,968	1,277,283

Gross profit	5,657,362	5,327,204

Operating Expenses:
Selling, general and administrative	4,103,337	3,679,236
Marketing and advertising	3,203,544	3,244,950
Compensation expense	2,790,556	2,269,001
Research and development	176,391	54,505
Total Operating Expenses	10,273,828	9,247,692

Loss from operations	(4,616,466)	(3,920,488)

Other expense:
Interest (income) expense	718,006	241,989
Other income (expense)	(18,454)	3,215
Total Other Expense, net	699,552	245,204

Loss before provisions for income taxes	(5,316,018)	(4,165,692)
Provision for income taxes	-	-

Net Loss	$(5,316,018)	$(4,165,692)

The accompanying notes are an integral part of these financial statements.

F-4

SKYLAR BODY, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2019	18,951,452	$1,895	5,358,833	$536	$11,689,041	$(9,180,680)	$2,510,792

Stock based compensation	-	-	-	-	568,845	-	$568,845

RSUs vesting	-	-	5,333,333	533	471,902	-	$472,435

Option exercise	-	-	127,708	13	10,979	-	$10,992

Preferred stock issuance costs	-	-	-	-	(33,379)	-	$(33,379)

Net loss	-	-	-	-	-	(4,165,692)	$(4,165,692)

Balance at December 31, 2020	18,951,452	$1,895	10,819,874	$1,082	$12,707,388	$(13,346,372)	$(636,007)

Balance at December 31, 2020	18,951,452	$1,895	10,819,874	$1,082	$12,707,388	$(13,346,372)	$(636,007)

Stock based compensation	-	-	-	-	571,624	-	$571,624

RSUs vesting	-	-	5,333,333	533	471,902	-	$472,435

Option exercise	-	-	26,667	3	5,331	-	$5,334

Net loss	-	-	-	-	-	(5,316,018)	$(5,316,018)

Balance at December 31, 2021	18,951,452	$1,895	16,179,874	$1,618	$13,756,245	$(18,662,390)	$(4,902,632)

The accompanying notes are an integral part of these financial statements.

F-5

SKYLAR BODY, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

	For the Twelve Months Ended
	December 31, 2021	December 31, 2020
Cash Flows Used In Operating Activities:
Net loss	$(5,316,018)	$(4,165,692)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,044,059	1,041,280
Depreciation	11,486	10,158
Amortization	5,000	5,000
Changes in operating assets and liabilities:
Accounts Receivable	(410,848)	249,708
Prepaid Expenses and Other Assets	(102,881)	(115,785)
Inventory	(366,414)	335,690
Accounts Payable	271,599	(869,628)
Accrued liabilities	1,083,786	213,666

Net Cash Used In Operating Activities	(3,780,231)	(3,295,604)

Cash Flows Used In Investing Activities:
Purchase of Property and Equipment	(7,343)	(5,391)

Net Cash Used In Investing Activities	(7,343)	(5,391)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	5,334	10,992
Issuance of convertible debt	-	5,865,000
Preferred stock issuance costs	-	(33,379)

Net Cash Provided By Financing Activities	5,334	5,842,613

Net Increase (Decrease) In Cash	(3,782,240)	2,541,618

Cash – Beginning of Year	$5,465,729	$2,924,111

Cash – End of Year	$1,683,489	$5,465,729

Supplemental Cash Flow Information:
Cash paid for:
Interest paid	$37,341	$-
Income Taxes	$800	$800

The accompanying notes are an integral part of these financial statements.

F-6

SKYLAR BODY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Skylar Body, Inc. (“Skylar” or the “Company”) was incorporated in the State of Delaware on November 2, 2017. Skylar is a maker of fragrances that are hypoallergenic and safe for sensitive skin. The Company has built a clean, beautiful, premium incredibly well-scented and recyclable fragrance brands for consumers. Skylar headquarters are in Los Angeles, California.

On December 29, 2022, Starco Brands, Inc. (“STCB”), through its wholly-owned subsidiary Starco Merger Sub II. Inc. (“First Merger Sub”), completed its acquisition (the “Skylar Acquisition”) of Skylar Body, Inc. (“Skylar Inc.”). The Skylar Acquisition consisted of First Merger Sub merging with and into Skylar Inc. (“First Merger”) with Skylar being the surviving corporation, and immediately following the First Merger, and as part of the same overall transaction as the First Merger, Skylar Inc. merged with and into Second Merger Sub (the “Second Merger”) with the Second Merger Sub being the surviving entity Skylar Body, LLC (“Skylar”). Skylar is a wholly-owned subsidiary of STCB.

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to Skylar.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Basis of presentation

In the opinion of management, all adjustments necessary for the fair presentation of the financial statements have been included. Such adjustments are of a normal, recurring nature. The financial statements, and the accompanying notes, are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of stock based compensation and allowance for receivables. Actual results could differ from those estimates.

Concentrations of Credit Risk and Significant Risks and Uncertainties

The COVID-19 pandemic and government steps to reduce the spread and address the impact of COVID-19 have impacted and may continue to impact our consumers’ ability to purchase and our ability to manufacture and distribute our products. While we believe that, in the long-term, consumer demand for the products in our categories will continue to be strong, uncertainties continue surrounding the timing and duration of the pandemic and the recovery from it. We expect the ongoing economic impact, health concerns associated with COVID-19 and supply chain disruptions to continue to impact consumer behavior, shopping patterns and consumption preferences during 2023. Although the COVID-19 global pandemic did not have a material impact on the Company’s performance in 2022, the Company cannot estimate its future impact.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents held at financial institutions may at times exceed insured amounts. The Company believes it mitigates such risk by investing in or through, as well as maintaining cash balances, with major financial institutions. The Company had $1,683,489 and $5,465,729 cash equivalents as of December 31, 2021 and 2020, respectively.

Accounts Receivable

Revenues that have been recognized but payment has not been received are recorded as accounts receivable. Losses on receivables will be recognized when it is more likely than not that a receivable will not be collected. An allowance for estimated uncollectible amounts will be recognized to reduce the amount of receivables to its net realizable value. The allowance for uncollectible amounts is evaluated quarterly. The Company recorded allowances related to uncollectable amounts of $57,104 and $28,821 at December 31, 2021 and 2020, respectively.

F-7

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s consolidated financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.

Revenue recognition

Skylar earns its revenues through the sale of fragrances. Revenue from retail sales is recognized upon shipment to the retailer. Revenue from eCommerce sales, including Amazon Fulfilment by Amazon, is recognized upon shipment of merchandise and is measured based on the amount of consideration that we expect to receive, reduced by estimates for return allowances and promotional discounts. The Company estimates the amount of variable consideration to which it will be entitled and has concluded that variable consideration is not material regarding returns, allowances and estimates.

The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Stock-based Compensation

The Company accounts for stock-based compensation per the provisions of ASC 718, Share-based Compensation (“ASC 718”), which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (options and restricted stock units). The fair value of each option is estimated on the date of grant using a third-party valuation that uses a Black-Scholes model that makes assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid dividends historically and does not expect to pay them in the future. Expected volatilities are based on the volatility of comparable companies’ common stock. The expected term of awards granted is derived using estimates based on the specific terms of each award. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term. The grant date fair value of a restricted stock unit equals the estimated fair value of our common stock on the day of the grant date.

Preferred stock

In December 2017, the Company created new series of preferred stock entitled Preferred A stock, Preferred Series 1 stock and Preferred Series 2 stock. As of December 31, 2021 there were an aggregate 18,951,452 preferred shares authorized. The preferred shares have equal rights to liquidation preference before the shares of common stock.

The Company shall not declare, pay or set aside any dividends to preferred shareholders. If the Company declares a common stock dividend to common stockholders, preferred stockholders will have priority to receive a dividend in the amount at least equal to the amount of the dividend on shares of common stock. In the event of a liquidation event, Preferred A, Preferred Series 1 and Preferred Series 2 shares have liquidiation preference, followed by common stock. At all times, each share of Preferred Stock shall be convertible, at the option of the holder, into an equal number of fully paid and non-assessable shares of common stock.

F-8

The Company considered relevant guidance when accounting for the issuance of preferred stock and determined that the shares of preferred stock meet the criteria for equity classification.

Intangible Assets

The Company assesses potential impairment of its long-lived assets whenever events or changes in circumstances indicate that an asset or asset group’s carrying value may not be recoverable. Factors that are considered important that could trigger an impairment review include a current period operating or cash flow loss combined with a history of operating or cash flow losses and a projection or forecast that demonstrates continuing losses or insufficient income associated with the use of a long-lived asset or asset group. Other factors include a significant change in the manner of the use of the asset or a significant negative industry or economic trend. This evaluation is performed based on estimated undiscounted future cash flows from operating activities compared with the carrying value of the related assets. If the undiscounted future cash flows are less than the carrying value, an impairment loss is recognized, measured by the difference between the carrying value, and the estimated fair value of the assets, with such estimated fair values determined using the best information available and in accordance with FASB ASC Topic 820, Fair Value Measurements. There were no charges related to impairment during all periods presented.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using straight-line over the estimated useful lives of the related assets. Expenditures that enhance the useful lives of the assets are capitalized and depreciated. Maintenance and repairs are expensed as incurred. When properties are retired or otherwise disposed of, related costs and related accumulated depreciation are removed from the accounts. Depreciation expense was $11,486 and $10,158 for the years ended December 31, 2021 and 2020, respectively.

Inventory

Inventory consists of premium fragrances. Inventory is measured using the first-in, first-out method and stated at average cost as of December 31, 2021 and 2020. The value of inventories is reduced for excess and obsolete inventories. The Company monitors inventory to identify events that would require impairment due to obsolete inventory and adjust the value of inventory when required. We recorded no inventory impairment losses for the years ended December 31, 2021 and 2020.

Research and Development

Research and development activities are directed toward the development of new products and processes as well as improvements in existing products and processes. These costs, which primarily include salaries, contract services and supplies, are expensed as incurred. The Company expensed $176,391 and $54,505 for research and development costs for the years ended December 31, 2021 and 2020, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the consolidated financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statements of operations.

F-9

Recent accounting pronouncements

In June 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-03, Fair Value Measurement (Topic 820) (“ASU 2022-03”). The amendments in ASU 2022-03 clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The amendments in this Update also require additional disclosures for equity securities subject to contractual sale restrictions. The provisions in this Update are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not expect to early adopt this ASU. The Company is currently evaluating the impact of adopting this guidance on the condensed consolidated balance sheets, results of operations and financial condition.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which will supersede the existing lease guidance. The core principle of the guidance is that an entity should recognize the rights and obligations that arise from leases as assets and liabilities on the statement of financial position including leases that are classified as operating leases under existing GAAP. Further, the guidance requires additional disclosures, both qualitative and quantitative, to supplement the amounts recorded in the financial statements so that users can better understand the nature of the entity’s leasing activities. For all non-public entities, this guidance is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company plans to adopt this standard on January 1, 2022 using a modified retrospective approach.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $18.7 million at December 31, 2021 including the impact of net loss of $5.3 million for the year ended December 31, 2021. Net cash used in operating activities was $3.8 million for the year ended December 31, 2021. The Company’s ability to continue with this trend is unknown. The Company’s ability to raise additional capital through the future issuances of common stock and/or debt financing is unknown. The obtainment of additional financing and the successful development of the Company’s contemplated plan of operations, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties. As discussed in Note 1, on December 29, 2022, the Company and its equity holders entered into a merger agreement with Starco Brands, Inc., a Nevada corporation and certain of STCB’s subsidiaries. As a result of the transaction, the Company became a wholly-owned subsidiary of STCB.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following:

December 31, 2021
Computer equipment	$57,681
Furniture and fixtures	2,160
Property and equipment, gross	59,841
Less: Accumulated depreciation	(30,922)
Property and equipment, net	$28,919

December 31, 2020
Computer equipment	$50,388
Furniture and fixtures	2,160
Property and equipment, gross	52,548
Less: Accumulated depreciation	(19,486)
Property and equipment, net	$33,062

Depreciation expense for the year ended December 31, 2021 and 2020 was $11,486 and $10,158, respectively.

NOTE 5 – INVENTORY

Inventories by major class are as follows:

	December 31, 2021	December 31, 2020
Raw materials	$504,350	$93,340
Finished goods	458,573	503,169
Total inventory	$962,923	$596,509

F-10

NOTE 6 – INTANGIBLE ASSETS

Intangible assets, net consist of the following:

	December 31, 2021
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Domain name	$50,000	$18,333	$31,667

	December 31, 2020
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Domain name	$50,000	$13,333	$36,667

Amortization expense for the year ended December 31, 2021 and 2020 was $5,000 and $5,000, respectively.

As of December 31, 2021, future expected amortization expense of Intangible assets is as follows:

Fiscal Period:
2022	$5,000
2023	5,000
2024	5,000
2025	5,000
2026	5,000
Thereafter	6,667
Total amortization remaining	$31,667

NOTE 7 – DEBT

Convertible Notes

On April 24, 2020 the Company issued $5,865,000 of Convertible Notes to various parties. The Convertible Notes hold an interest rate of 6% with all interest accrued being deferred until the payout date, where it will be added to the principal amount. The Convertible Notes mature 18 months from the date of issuance. The Convertible Notes contain a provision where they will receive a discounted conversion equaling 80% of the next equity price per share, with the discount reaching 75% of the next equity price per share if the total consideration received is less than $8,000,000.

On August 20, 2020 the Company entered into the Convertible Notes First Amendment, whereby, the discounted conversion price is equal to 80% of the next equity price per share, regardless of the total consideration received.

On November 10, 2021 the Company entered into the Convertible Notes Second Amendment, whereby, the maturity date of the Convertible Notes was extended to February 10, 2022, including a clause whereby the convertible notes maturity date would be extended until a transfer of control occurs, which occurred on December 29, 2022, the date of the Skylar Acquisition.

As of December 31, 2021 and December 31, 2020, the convertible notes had accrued interest in the amount of 608,411 and 241,992, respectively. Accrued interest is included in accrued liabilities on the balance sheet.

On December 29, 2022, as part of the Skylar acquisition by Starco Brands, Inc. (see Note 13), the Company converted all $5,865,000 of convertible notes and $1,007,149 of accrued interest into shares of the Company’s Common Stock.

During the year ended December 31, 2021 and 2020 the Company incurred interest expense in the amount of $366,419 and $241,992 on the convertible notes.

Revolving Line of Credit

On November 30, 2021 the Company entered into a $2,000,000 Revolving Line of Credit Loan and Security Agreement (“Line of Credit”) with Silicon Valley Bank. Interest is due monthly and accrues at a floating rate per annum equal to the greater of (i) 3.75%, or (ii) the prime Wall Street Journal plus the prime rate margin of 0.50%, with a default interest rate of 5%. The Line of Credit matures one year from the effective date. The Line of Credit was not funded until February 2022. In addition to issuing the Line of Credit, Silicon Valley Bank was issued 19,520 warrants to purchase Skylar’s common stock at an exercise price of $0.20 per share as part of the transaction. The warrants are accounted for as equity and expensed over the expected life of the warrants.

F-11

On May 12, 2022 the Company and Silicon Valley Bank, entered into a Default Waiver and First Amendment to the Line of Credit Agreement (“Line of Credit First Amendment”) as the Company did not meet certain revenue covenants within the Line of Credit agreement. In the Line of Credit First Amendment, Silicon Valley Bank waived its default rights and remedies against the Company and implemented new cash covenants to replace the revenue covenants.

On November 10, 2022, the Company and Silicon Valley Bank, entered into a Forbearance Agreement due to the Company going into default on the Line of Credit First Amendment, due to the Company not being able to meet certain cash covenants, namely maintaining unrestricted and unencumbered cash and cash equivalents with Silicon Valley Bank of at least $1,500,000. Silicon Valley Bank agreed to forbear from exercising its default rights until the earliest occurs (i) another event of default occurs, (ii) November 29, 2022, or (iii) noncompliance with forbearance terms.

On November 28, 2022, the Company and Silicon Valley Bank, entered into a Loan Forbearance and Second Amendment to the Line of Credit Agreement (“Line of Credit Second Amendment”), whereby, the maturity date was extended to January 13, 2023. Additionally, the forbearance terms were amended and Silicon Valley Bank agreed to forbear from exercising its default rights until the earliest occurs (i) another event of default occurs, (ii) January 13, 2023, or (iii) noncompliance with forbearance terms.

On December 16, 2022, the Company and Silicon Valley Bank, entered into a Third Amendment to the Line of Credit Agreement, whereby, the forbearance terms outlined in the Line of Credit Second Amendment were replaced with a $15,000 forbearance fee.

On December 29, 2022, the Company paid off the entire $2,000,000 principal and $12,071 of accrued interest on the Line of Credit with cash received as part of the Skylar Acquisition by Starco Brands, Inc. (see Note 13).

During the year ended December 31, 2021 and 2020 the Company did not incur any interest expense on the Line of Credit.

NOTE 8 – STOCK OPTIONS

The Company enters into agreements with employees and consultants for services to be performed. As consideration for the services to be performed, the Company grants employees stock options to purchase common stock. The stock options have one to four year vesting terms depending on the agreement. The stock options are valued using 409A valuations under an hybrid options pricing model using the assumptions of a risk-free interest rate consistent with the U.S. treasury yield at the time of valuation, expected volatility of 50.00%, 0.00% dividend rate and an expected term of 1.5 years.

A summary of the status of the Company’s outstanding stock options and changes during the periods is presented below:

	Shares available to purchase with options	Weighted Average Exercise Price	Grant Date Fair Value
Outstanding, December 31, 2019	1,387,357	$0.18	$249,724
Issued	496,389	0.20	99,278
Exercised	(127,708)	0.20	25,542
Forfeited	(52,292)	0.20	10,458
Expired	-	-	-
Outstanding, December 31, 2020	1,703,746	$0.19	$340,749
Issued	118,552	0.20	23,710
Exercised	(26,666)	0.20	5,333
Forfeited	(28,334)	0.20	5,667
Expired		-	-
Outstanding, December 31, 2021	1,767,298	$0.20	$353,460

Exercisable, December 31, 2021	1,070,716	$0.20	$214,143

The compensation expense attributed to the issuance of the stock options is recognized over the expected life of the options.

Total expense related to the stock options was $83,881 and $60,629 for the year ended December 31, 2021 and 2020, respectively, and is recorded as part of compensation expense.

The aggregate intrinsic value is $230,471 for total outstanding and exercisable options, which was based on our estimated fair value of the common stock of $0.20 as of December 31, 2021, which is the aggregate fair value of the common stock that would have been received by the option holders had all option holders exercised their options as of that date, net of the aggregate exercise price.

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NOTE 9 – STOCKHOLDER’S EQUITY

As of December 31, 2021 and 2020, the Company has 16 and 14 common stock stockholders who hold 16,179,874 and 10,819,875 shares of common stock, respectively.

As of December 31, 2021 and 2020, the Company has 10 Preferred A stockholders who hold 8,221,919 shares of Preferred A.

As of December 31, 2021 and 2020, the Company has 10 Preferred Series 1 stockholder who holds 8,487,519 shares of Preferred Series 1.

As of December 31, 2021 and 2020, the Company has 1 Preferred Series 2 stockholders who hold 2,242,014 shares of Preferred Series 2.

During the years ended December 31, 2021 and 2020, the Company did not pay any dividends or distribute any capital to stockholders.

NOTE 10 – RELATED PARTY TRANSACTIONS

For the years ended December 31, 2021 and 2020, the Company did not participate in any related party transactions with any director, officer, affiliate of the Company, any owner of record or beneficial ownership of more than 5% of any class of its voting securities.

NOTE 11 – COMMITMENTS & CONTINGENCIES

Legal

There are no material pending legal proceedings in which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of its voting securities, or security holder is a party adverse to us or has a material interest adverse to the Company.

NOTE 12 – INCOME TAXES

The Company accounts for income taxes under ASC 740 – Income Taxes (“ASC 740”), which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

The components of the Company’s tax rates for the years ended December 31, 2021 and 2020 consist of the following:

	2021	2020
U.S. federal statutory rate	(21.0%)	(21.0%)
Effects of:
State taxes, net of federal benefit	(7.0%)	(7.0%)
Permanent differences	2.3%	0.4%
Valuation allowance	25.7%	(27.6%)
Effective rate	0.0%	0.0%

Significant components of the Company’s deferred tax assets as of December 31, 2021 and 2020 are summarized below.

	2021	2020
Deferred tax assets:
Net operating losses	3,973,000	3,093,000
Stock-based compensation	583,000	291,000
Accounts receivable allowance	16,000	8,000
Inventory reserve	36,000	29,000
Tax credit carryforwards	5,000	-
Total deferred tax asset	4,613,000	3,421,000
Less valuation allowance	(4,613000)	(3,421,000)
Net deferred income tax asset	$-	$-

As of December 31, 2021 the Company had approximately $14 million and $11 million of federal and state net operating loss carry forwards, respectively. Future utilization of the federal net operating loss carry forwards is subject to certain limitations under Section 382 of the Internal Revenue Code. The federal and state net operating losses expire between 16 and 20 years beginning 2037. Approximately $11 million and $9 million of these federal and state net operating losses, respectively, can be carried forward indefinitely.

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our valuation allowance increased by approximately $1,192,000 and $1,054,000 for the years ended December 31, 2021 and 2020, respectively. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be 28%. The effective rate is reduced to 0% for 2021 and 2020, respectively, due to the full valuation allowance on its net deferred tax assets.

The Company is subject to U.S. federal, state and foreign income tax examinations by tax authorities for all tax years since inception due to the Company’s net carryover of unused operating losses. The Company may be subject to income tax examinations for the various taxing authorities which vary by jurisdiction. The Company is currently not under examination in any jurisdiction.

The Company recognizes any interest and penalties related to any uncertain tax positions through its income tax expense.

NOTE 13 – SUBSEQUENT EVENTS

On December 29, 2022, the Company and its equity holders entered into a merger agreement with Starco Brands, Inc., a Nevada corporation, and certain of STCB’s subsidiaries (the Skylar Acquisition). As a result of the merger transactions, the Company became a wholly-owned subsidiary of STCB.

During the period from January 1, 2022 to December 29, 2022, the Company issued employees 1,599,664 options to buy shares of Common Stock at $0.20 per share for services to be provided to the Company. The options vest over a term of one to four years.

The Company entered into line of credit amendments, default waivers and loan forbearance agreements with Silicon Valley Bank as the Company was in default on the line of credit covenants, refer to Note 7 – Debt for more information.

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